UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2014

RESTORGENEX CORPORATION

NEVADA	000-24477	86-0776876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Century Park East

6th Floor

Los Angeles, California 90067

(Address of principal executive offices)

(310) 526-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 5 2014, the Company entered into an Employment Agreement with Stephen M. Simes (the “Simes Employment Agreement”) pursuant to which Mr. Simes was appointed Chief Executive Officer of the Company. The Simes Employment Agreement is for an initial term of three years, subject to extension as provided therein. Mr. Simes is to receive a base salary at an annual rate of $425,000 with at least annual review and base salary increases as approved by the Board of Director or its Compensation Committee. He will have the opportunity to earn a bonus with respect to each year during his employment based upon achievement of performance objectives set by the Board or the Compensation Committee after consultation with Mr. Simes with a target bonus opportunity of 60% of base salary for each year. He will also receive an initial grant of options to purchase 50,000,000 pre-reverse stock split at a pre-reverse split exercise price of $0.02 per share which will vest quarterly over the initial three-year term of his employment.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 5, 2014, the Company appointed Stephen M. Simes as Chief Executive Officer and director. Mr. Simes replaces Jerold Rubinstein who resigned as Chief Executive Officer effective with Mr. Simes appointment. Mr. Rubenstein remains as a director and Chairman of the Audit Committee. Mr. Simes, age 62, served as Vice Chairman, President, Chief Executive Officer and a director of BioSante Pharmaceuticals, Inc. from 1998 until June 29, 2013 when BioSante merged with ANIP Acquisition Company, d/b/a ANI Pharmaceuticals, Inc. BioSante, whose stock was listed on The NASDAQ Global Markets, was a specialty pharmaceutical company focused on developing products for female sexual health, menopause, contraception, and male hypogonadism. From 1994 to 1997, Mr. Simes was President, Chief Executive Officer and a Director of Unimed Pharmaceuticals, Inc., (currently a wholly owned subsidiary of Abbott Laboratories) a company with a product focus on infectious diseases, AIDS, endocrinology and oncology. From 1989 to 1993, Mr. Simes was Chairman, President and Chief Executive Officer of Gynex Pharmaceuticals, Inc., a company which concentrated on the AIDS, endocrinology, urology and growth disorders markets. In 1993, Gynex was acquired by Savient Pharmaceuticals Inc. (formerly Bio-Technology General Corp.), and from 1993 to 1994, Mr. Simes served as Senior Vice President and director of Savient Pharmaceuticals Inc. Mr. Simes's career in the pharmaceutical industry started in 1974 with G.D. Searle & Co. (now a part of Pfizer Inc.).

Item 8.01	Other Events

On March 10, 2014, the Company issued a press release with respect to the foregoing. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.01	Executive Employment Agreement by and between the Company and Stephen M. Simes.
99.1	Press Release issued by the Company on March 10, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2014	RESTORGENEX CORPORATION

	By:	/s/ Stephen M. Simes
Stephen M. Simes, Chief Executive Officer

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Index of Exhibits

Exhibit No.	Description
10.01	Executive Employment Agreement by and between the Company and Stephen M. Simes.
99.1	Press Release issued by the Company on March 10, 2014.

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